EXHIBIT 23.(a)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We herby consent to the incorporation by reference in this Registration
Statement on Form S-1 of our report dated March 23, 2007 relating to the financial statements of PHL Variable Insurance Company which appears in Form S-1 Registration Statement (No. 333-87218) Post-Effective Amendment No. 4, which is incorporated by reference in Form S-1 Registration Statement (No. 333-87218) Post Effective Amendment No. 5. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 30, 2007